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              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                SERIES 1998 __, CLASS A-1, CLASS A-2, CLASS A-3,
                 CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F

                             UNDERWRITING AGREEMENT


                                                 New York, New York
                                                         , 1998

Prudential Securities Incorporated
One Seaport Plaza - 30th Floor
New York, New York 10292

Ladies and Gentlemen:


     Prudential Securities Secured Financing Corporation, a Delaware corporation (the "Company"), proposes to issue and sell, pursuant to the terms of this Underwriting Agreement (this "Underwriting Agreement") to [Prudential Securities Incorporated (or )], as underwriter (the "Underwriter"), the Prudential Securities Secured Financing Corporation Commercial Mortgage Pass-Through Certificates, Series _______, Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and Class F Certificates (collectively, the "Offered Certificates") having the respective initial aggregate approximate Certificate Balances set forth on Schedule I hereto, each Certificate evidencing an undivided beneficial ownership interest in a separate trust fund (the "Trust Fund"), the property of which is primarily comprised of a pool (the "Mortgage Pool") of __ fixed-rate mortgage loans, with original terms to maturity of not more than years (the "Mortgaged Loans"), secured by first liens on commercial and multifamily residential properties (the "Mortgaged Properties"). The Mortgaged Properties consist of office buildings, health-care related properties, congregate care facilities, hotels and motels, warehouse, mini warehouse and self-storage facilities, industrial properties, motels and hotels, mobile home parks, apartment buildings or complexes consisting of five or more rental units or a complex of duplex units, cooperative apartment buildings, nursing homes, office/retail properties, anchored retail properties, single tenant retail properties, unanchored retail properties, and/or other commercial real estate properties, multifamily residential properties, and/or mixed residential commercial properties.

     The sale of the Offered Securities is to occur simultaneously with the separate offering of Prudential Securities Secured Financing Corporation Commercial Mortgage Pass-Through Certificates, Series _______, Class A-1, Class A-2, Class A-3 and Class A-EC, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K-1, Class K-2, Class R-1, Class R-2 and Class R-3 (the "Privately Placed Certificates"),



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which are being issued pursuant to the Private Placement Memorandum, dated
_________________ (the "Memorandum") and sold to Prudential Securities Incorporated, as placement agent (in such capacity, the "Placement Agent") pursuant to a Certificate Purchase Agreement, dated _________________ (the "Certificate Purchase Agreement").

     The Trust Fund will be established pursuant to an agreement (the "Pooling and Servicing Agreement") to be dated as of ______________, by and among the Company, as depositor, _______________________________, as servicer (the
"Servicer"), _____________________, as special servicer (the "Special Servicer"), _____________________, as trustee (the "Trustee"), and _________________, as fiscal agent (the "Fiscal Agent").

     The Mortgage Loans will be purchased by the Company from ("Mortgage Loan Sellers"), pursuant to a Mortgage Loan Purchase and Sale Agreement to be dated as of ______________ (the "Mortgage Loan Purchase and Sale Agreement"), among the Mortgage Loan Sellers, the Servicer and the Company and will be transferred to the Trustee, for the benefit of the Certificateholders, in exchange for the Offered Securities and the Privately Placed Certificates.

     Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

     1. Offering by the Underwriter. Upon the execution of this Underwriting Agreement and the authorization by the Underwriter of the release of the Offered Securities, the Underwriter proposes to offer for sale to the public the Offered Securities at the price and upon the terms set forth in the Final Prospectus (as hereinafter defined).

     2. Conditions of the Underwriter's Obligations. The obligation of the Underwriter hereunder to purchase the Offered Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof and as of the Closing Date, to the accuracy of the statements of the Company, the Servicer and the Special Servicer made in any certificate pursuant to the provisions hereof, to the performance by the Company in all material respects of its obligations hereunder and to the following additional conditions:

          (a) All actions required to be taken and all filings required to be made by or on behalf of the Company under the Securities Act of 1933, as amended (the "1933 Act"), and the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the sale of the Offered Securities shall have been duly taken or made.

          (b) The Underwriter shall have received on the Closing Date an Officer's Certificate of the Company, dated the Closing Date, to the effect that: (i) No stop order suspending the effectiveness of the Company's registration


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         statement (Registration No. ________) (the "Registration Statement")
         shall be in effect; (ii) no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission (the "Commission"), or by any authority administering any state securities or "Blue Sky" laws; (iii) any requests for additional information on the part of the Commission shall have been complied with to the Underwriter's reasonable satisfaction, (iv) since the respective dates as of which information is given in the Registration Statement, the Prospectus, dated _________________ (the "Prospectus") and the Prospectus Supplement, dated _________________ (the "Prospectus Supplement"; together with the Prospectus, the "Final Prospectus"), there shall have been no material adverse change in the condition, financial or otherwise, earnings, affairs, regulatory situation or business prospects of the Company, except as otherwise stated therein; (v) there are no material actions, suits or proceedings pending (or threatened) before any court or governmental agency, authority or body, affecting the Company or the transactions contemplated by this Underwriting Agreement; and (vi) the Company is not in violation of its Certificate of Incorporation, as amended, or its by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, pooling and servicing agreement, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound, which violations or defaults separately or in the aggregate would have a material adverse effect on the Company.

              (c) Subsequent to the execution of this Underwriting Agreement, there shall not have occurred any of the following: (i) if at or prior to the Closing Date, trading in securities on the New York Stock Exchange shall have been suspended or any material limitation in trading in securities generally shall have been established on such exchange, or a banking moratorium shall have been declared by New York or United States authorities, or (ii) if at or prior to the Closing Date, there shall have been an outbreak of hostilities between the United States and any foreign power, or of any other insurrection or armed conflict involving the United States which results in the declaration of a national emergency or war, and, in the reasonable opinion of the Underwriter, makes it impracticable or inadvisable to offer or sell the Offered Securities.

              (d) The Underwriter shall have received written notification from each of ___________________________ to the effect that the Offered Securities have been rated no lower than the required ratings set forth in Schedule I hereto, and as of the Closing Date, such rating or ratings shall not have been rescinded and there shall not have been any downgrading, or public notification of a possible downgrading, or public notification of a possible change without indication of direction.

              (e) The Offered Securities, the Mortgage Loan Purchase and Sale Agreement, the Pooling and Servicing Agreement and this Underwriting



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          Agreement shall have been duly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect.

               (f) The Company shall have delivered to the Underwriter an Officer's Certificate of the Company, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Prospectus Supplement and this Agreement and that: (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date, (ii) the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date, and (iii) nothing has come to the attention of the signer that would lead the signer to believe that the Prospectus Supplement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that no such representation or warranty shall be required as to statements contained in or omitted from the Prospectus Supplement in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter specifically for use in the Prospectus Supplement and any amendment or supplement thereto.

               (g) The Servicer shall have delivered to the Underwriter an Officer's Certificate of the general partner of the Servicer, dated the Closing Date, to the effect that (i) the signer of such certificate has carefully examined the Prospectus Supplement and that nothing has come to the attention of the signer that would lead the signer to believe that the statements in the Prospectus Supplement relating to the Servicer contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) all of the Servicer's representations and warranties contained in the Pooling and Servicing Agreement are true and correct as if made on the Closing Date.

               (h) The Special Servicer shall have delivered to the Underwriter an Officer's Certificate of the Special Servicer, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Prospectus Supplement and that nothing has come to the attention of the signer that would lead the signer to believe that the statements in the Prospectus Supplement relating to the Special Servicer contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that no such representation or warranty shall be required as to statements contained in or omitted from the Prospectus Supplement in reliance upon and in conformity with information furnished in


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          writing to the Company by the Underwriter specifically for use in the Prospectus Supplement and any amendment or supplement thereto.

               (i) The Underwriter shall have received from each of (i) _______________________, Associate General Counsel of the Company, and (ii) O'Melveny & Myers LLP, a favorable opinion, dated the Closing Date, and satisfactory in form and substance to counsel for the Underwriter. With respect to such opinions, each counsel (a) may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Underwriting Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase and Sale Agreement, (b) may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Company (except that O'Melveny & Myers LLP may rely upon the opinion of __________________, Associate General Counsel of the Company, as to due authorization and execution), (c) may render such opinion only as to the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of ______ and (d) may, to the extent necessary, rely as to the laws of states other than New York on the opinion of local counsel.

               (j) The Underwriter shall have received from O'Melveny & Myers LLP, ____________ to the underwriter such opinion, dated the Closing Date, with respect to the issuance and sale of the Offered Securities, the Pooling and Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, this Underwriting Agreement, the Final Prospectus and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

               (k) The Underwriter shall have received from _________________, the Company's certified public accountants, a letter dated the date hereof and satisfactory in form and substance to the Underwriter and counsel for the Underwriter, to the effect that such accountants have performed certain specified procedures as a result of which they confirmed certain information of an accounting, financial or statistical nature set forth in the Final Prospectus.

               (l) The Underwriter shall have received from _____________________, the Servicer's certified public accountants, a letter dated the date hereof and satisfactory in form and substance to the Underwriter and counsel for the Underwriter, to the effect that such accountants have performed certain specified procedures as a result of which they confirmed certain information of an accounting, financial or statistical nature set forth in the Final Prospectus.


                                       5

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               (m) The Underwriter shall have received from _________________, counsel to the Servicer, a favorable opinion, dated the Closing Date, in form and substance satisfactory to the Underwriter and counsel for the Underwriter, to the effect that each of the Pooling and Servicing Agreement and the Participation Agreement has been duly authorized, executed and delivered by the Servicer and constitutes the legal, valid, binding and enforceable agreement of the Servicer, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights in general and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law, and as to such other matters as may be agreed upon by the Underwriter and the Servicer. With respect to such opinion, such counsel (a) may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of the parties to the Pooling and Servicing Agreement,
          (b) may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Servicer and (c) may render such opinion only as to the laws of the State of New York, the State of ________ and the federal laws of the United States of America.

               (n) The Underwriter shall have received from ___________________________________________, counsel to the Special
          Servicer, a favorable opinion, dated the Closing Date, in form and substance satisfactory to the Underwriter and counsel for the Underwriter, to the effect that the Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Special Servicer and constitutes the legal, valid, binding and enforceable agreement of the Special Servicer, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights in general and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law, and as to such other matters as may be agreed upon by the Underwriter and the Special Servicer. With respect to such opinion, such counsel (a) may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of the parties to the Pooling and Servicing Agreement, (b) may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Special Servicer, (c) may render such opinion only as to the laws of the State of New York, the State of _______ and the federal laws of the United States of America.

               (o) The Underwriter shall have received from ________________, counsel to the Servicer and the Mortgage Loan Sellers, a favorable opinion, dated the Closing Date, in form and substance satisfactory to the Underwriter and counsel for the Underwriter, to the effect that the Mortgage Loan Purchase and Sale Agreement has been duly authorized, executed and delivered by the Servicer



                                       6

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          and the Mortgage Loan Sellers and constitutes the legal, valid, binding and enforceable agreement of the Servicer and the Mortgage Loan Sellers, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights in general and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law, and as to such other matters as may be agreed upon by the Underwriter, the Servicer and the Mortgage Loan Sellers. With respect to such opinion, such counsel (a) may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of the parties to the Pooling and Servicing Agreement and the Mortgage Loan Purchase and Sale Agreement, (b) may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Servicer and the Mortgage Loan Sellers (c) may render such opinion only as to the laws of the State of ________ and the federal laws of the United States of America.

               (p) The Underwriter shall have received from each of (i) __________________, Esq., Senior Counsel of the Trustee and (ii)
          ____________________, counsel to the Trustee, a favorable opinion, dated the Closing Date, in form and substance satisfactory to the Underwriter and counsel for the Underwriter, to the effect that the Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid, binding and enforceable agreement of the Trustee, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights in general and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law, and as to such other matters as may be agreed upon by the Underwriter and the Trustee (except that ____________________________ may rely on the opinion of ____________________, Esq., Senior Counsel of the Trustee, as to due authorization and execution).

               (q) The Underwriter shall have received from each of (i) _______________ Esq., Senior Counsel of the Fiscal Agent and (ii)
          _____________________, counsel to the Fiscal Agent, a favorable opinion dated the Closing Date, in form and substance satisfactory to the Underwriter and counsel for the Underwriter, to the effect that the Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Fiscal Agent and constitutes the legal, valid, binding and enforceable agreement of the Fiscal Agent, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights in general and by general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law, and as to such other matters as may be agreed upon by the Underwriter and the Fiscal Agent (except that ____________________ may rely on the opinion of __________________, Esq., Senior Counsel of the Fiscal Agent, as to due authorization and execution).

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               (r) All proceedings in connection with the transactions
          contemplated by this Agreement and all documents incident hereto shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter, and the Underwriter and such counsel shall have received such information, certificates and documents as the Underwriter or such counsel may have reasonably requested.

               [(s) The Underwriter shall have received a copy of the Letter of Representations of the Company to The Depository Trust Company with respect to the Offered Securities.]

               (t) All conditions to the obligation of the Placement Agent pursuant to Section of the Certificate Purchase Agreement shall have been satisfied.

               (u) The Company shall have furnished such further information, certificates, documents and opinions as the Underwriter may reasonably request.

     If any of the conditions specified in this Section 2 shall not have been fulfilled in all material respects when and as provided in this Underwriting Agreement, if the Company is in breach of any covenants or agreements contained herein or if any of the opinions and certificates referred to above or elsewhere in this Underwriting Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter, this Underwriting Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to the Company in writing, or by telephone, telecopy or telegraph confirmed in writing.

     3. Covenants of the Company. In further consideration of the agreements of the Underwriter contained in this Underwriting Agreement, the Company covenants as follows:

               (a) The Company shall furnish the Underwriter, without charge, copies of the Registration Statement and any amendments thereto including exhibits and as many copies of the Final Prospectus and any supplements and amendments thereto as the Underwriter may from time to time reasonably request.

               (b) The Company will not file any amendment to the Registration Statement or any supplement to the Prospectus of which the Underwriter shall not previously have been advised and furnished with a copy a reasonable time prior to the proposed filing or to which the Underwriter shall have reasonably objected. The Company will use its best efforts to cause any post-effective amendment to the Registration Statement to become effective as


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         promptly as possible. During the time when a prospectus is required to be delivered under the 1933 Act, the Company will comply so far as it is able with all requirements imposed upon it by the 1933 Act and the rules and regulations thereunder to the extent necessary to permit the continuance of sales or of dealings in the Offered Securities in accordance with the provisions hereof and of the Final Prospectus, and the Company will prepare and file with the Commission, promptly upon request by the Underwriter, any amendments to the Registration Statement or amendments or supplements to the Prospectus which may be necessary or advisable in connection with the distribution of the Offered Securities by the Underwriter, and will use its best efforts to cause the same to become effective as promptly as possible. The Company will advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement or any amended Registration Statement has become effective or any amendment or supplement to the Final Prospectus or any amended Prospectus has been filed. The Company will advise the Underwriter, promptly after it receives notice or obtains knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any preliminary prospectus supplement or the Final Prospectus, or the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose, or of any request made by the Commission for the amending or supplementing of the Registration Statement or the Final Prospectus or for additional information, and the Company will use its best efforts to prevent the issuance of any such stop order or any order suspending any such qualification, and if any such order is issued, to obtain the lifting thereof as promptly as possible.

              (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the 1933 Act, any event occurs as a result of which the Final Prospectus would include any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary for any other reason to amend or supplement the Final Prospectus to comply with the 1933 Act, to promptly notify the Underwriter thereof and upon the Underwriter's request to prepare and file with the Commission, at the Company's own expense, an amendment or supplement which will correct such statement or omission or any amendment which will effect such compliance.

              (d) During the period when a prospectus is required by law to be delivered in connection with the sale of the Offered Securities pursuant to this Underwriting Agreement, the Company will file, on a timely and complete basis, all documents that are required to be filed by the Company with the Commission pursuant to Sections 13, 14 or 15(d) of the 1934 Act.


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               (e) The Company shall qualify the Offered Securities for offer and sale under the securities or "Blue Sky" laws of such jurisdictions as the Underwriter shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification of the eligibility of the Offered Securities for investment under the laws of such jurisdictions as the Underwriter may designate provided that in connection therewith the Company shall not be required to qualify to do business or to file a general consent to service of process in any jurisdiction.

               (f) For so long as any of the Offered Securities remain outstanding, to furnish to the Underwriter upon request in writing copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to its creditors or the holders of the Offered Securities and to furnish to the Underwriter copies of each annual or other report the Company shall be required to file with the Commission.

               (g) To the extent, if any, that the rating provided with respect to the Offered Securities by the rating agency or agencies that initially rate the Offered Securities is conditional upon the furnishing of documents or the taking of any other actions by the Company, the Company shall use its best efforts to furnish such documents and take any such other actions.

               (h) The Company will enter into the Mortgage Loan Purchase and Sale Agreement and the Pooling and Servicing Agreement on or prior to the Closing Date.

     4. Representations and Warranties of the Company. The Company represents and warrants to the Underwriter that:

               (a) The Registration Statement on Form S-3 (No. ________) including the Prospectus, has become effective. No stop order suspending the effectiveness of such Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The Prospectus Supplement will be filed with the Commission pursuant to Rule 424 under the 1933 Act. The conditions to the use of a registration statement on Form S-3 under the 1933 Act, as set forth in the General Instructions on Form S- 3, and the conditions or Rule 415 under the 1933 Act, have been satisfied with respect to the Company and the Registration Statement. There are no contracts or documents of the Company that are required to be filed as exhibits to the Registration Statement pursuant to the 1933 Act or the rules and regulations thereunder that have not been so filed.

               (b) On the effective date of the Registration Statement, the Registration Statement and the Prospectus conformed in all material respects to the requirements of the 1933 Act and the rules and regulations thereunder, and



                                       10

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         did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; on the date of this Underwriting Agreement and as of the Closing Date, the Registration Statement and the Final Prospectus conform, and as amended or supplemented, if applicable, will conform in all material respects to the requirements of the 1933 Act and the rules and regulations thereunder, and on the date of this Underwriting Agreement and as of the Closing Date, neither of such documents includes any untrue statement of a material fact of omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and neither of such documents as amended or supplemented, if applicable, will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing does not apply to statements or omissions in any of such documents based upon written information furnished to the Company by the Underwriter specifically for use therein.

              (c) Since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, except as otherwise stated therein, there has been no material adverse change in the condition, financial or otherwise, earnings, affairs, regulatory situation or business prospects of the Company, whether or not arising in the ordinary course of business of the Company.

              (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, has full power and authority (corporate and other) and all requisite approvals, orders, licenses, certificates and permits of and from all governmental or regulatory officials and bodies necessary to own its properties and to conduct its business as described in the Final Prospectus and to enter into and perform its obligations under this Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase and Sale Agreement; and, except as otherwise set forth or contemplated in the Final Prospectus, there are no legal or governmental proceedings pending or, to the best knowledge of the Company, threatened that would result in a material modification, suspension or revocation thereof.

              (e) The Company has all requisite power and authority (corporate and other) and all requisite authorizations, approvals, order, licenses, certificates and permits of and from all governmental or regulatory officials and bodies to own its properties, to conduct its business as described in the Registration Statement and the Final Prospectus and to execute, deliver and perform this Underwriting Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase and Sale Agreement, except such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution by the Underwriter of the Offered Securities; all such



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          authorizations, approvals, orders, licenses, certificates are in full force and effect and contain no unduly burdensome provisions; and, except as set forth or contemplated in the Registration Statement or the Final Prospectus, there are no legal or governmental proceedings pending or, to the best knowledge of the Company, threatened that would result in a material modification, suspension or revocation thereof.

               (f) The Offered Securities have been duly authorized, and when they are issued and delivered pursuant to this Underwriting Agreement, they will have been duly executed, issued and delivered and will be entitled to the benefits provided by the Pooling and Servicing Agreement, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally, and to general principles of equity (regardless of whether considered in a proceeding in equity or at law), and will conform in substance to the description thereof contained in the Registration Statement and the Final Prospectus, and will in all material respects be in the form contemplated by the Pooling and Servicing Agreement.

               (g) This Agreement has been duly authorized, executed and delivered by the Company. Each of the Pooling and Servicing Agreement and the Mortgage Loan Purchase and Sale Agreement, when executed and delivered as contemplated hereby, will have been duly authorized, executed and delivered by the Company. This Underwriting Agreement constitutes, and each of the Pooling and Servicing Agreement and the Mortgage Loan Purchase and Sale Agreement when so executed and delivered will constitute, a legal, valid, binding and enforceable agreement of the Company, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

               (h) As of the Closing Date, the Offered Securities, the Pooling and Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement and each of the Mortgage Loans will each conform in all material respects to the respective descriptions thereof contained in the Prospectus Supplement, and on the Closing Date, the Company (pursuant to the Pooling and Servicing Agreement) will assign to the Trustee for the benefit of the Certificateholders of the Offered Securities, certain representations and warranties with respect to the Mortgage Loans made by the Mortgage Loan Sellers to the Company in the Mortgage Loan Purchase and Sale Agreement, and the representations and warranties will be true and correct in all material respects.

               (i) No filing or registration with, or notice to, or consent, approval, non-disapproval, authorization or order or other action of, any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Underwriting Agreement or the

          Pooling and Servicing Agreement, except such as have been obtained and except such as may be required under the 1933 Act, the rules and regulations thereunder, or state securities or "Blue Sky" laws, in connection with the purchase and distribution of the Offered Securities by the Underwriter.

               (j) The Company owns or possesses or has obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease, own or license, as the case may be, and to operate, its properties and to carry on its business as presently conducted and has received no notice of proceedings relating to the revocation of any such license, permit, consent, order or approval, which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the conduct of the business, results of operations, net worth or condition (financial or otherwise) of the Company.

               (k) Other than as set forth or contemplated in the Final Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to the Company would individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), earnings, affairs, business or business prospects of the Company and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

               (l) As of the Closing Date, each of the Mortgage Loans will meet the criteria for selection described in the Final Prospectus, and at the Closing Date, the representations and warranties made by the Company in the Pooling and Servicing Agreement will be true and correct as of the date made.

               (m) At the time of execution and delivery of the Pooling and Servicing Agreement, the Company will have good and marketable title to the Mortgage Loans, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively "Liens"), and will not have assigned to any person any of its right, title or interest in the Mortgage Loans or in the Pooling and Servicing Agreement or the Offered Securities, the Company will have the power and authority to transfer the Offered Securities to the Underwriter, and, upon execution and delivery to the Trustee of the Pooling and Servicing Agreement and delivery to the Underwriter of the Offered Securities, and delivery to the Underwriter of the Privately Placed Certificates, the Trustee will have good and marketable title to the Mortgage Loans and the Underwriter will have good and marketable title to the Offered Securities, in each case free and clear of any Liens.

               (n) Neither the Company nor the Trust Fund is, and neither (i) the issuance and sale of the Offered Securities in the manner contemplated by the Final Prospectus or the issuance and sale of the Publicly Offered Certificates in the manner contemplated by the Final Prospectus, nor
          (ii) the activities of the Trust Fund pursuant to the Pooling and Servicing Agreement will cause the Company or the Trust Fund to be an "investment company" or under the control of an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

               (o) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust Fund is not required to be registered under the Investment Company Act of 1940, as amended.

               (p) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Underwriting Agreement, this Underwriting Agreement, the Pooling and Servicing Agreement and the Offered Securities have been or will be paid at or prior to the Closing.

     5. Indemnification and Contribution.

     (a) Regardless of whether any _____________ are sold, the Company will indemnify and hold harmless each Underwriter, each of their respective officers and directors and each person who controls each Underwriter within the meaning of the 1933 Act or the 1934 Act, against any and all losses, claims, damages, or liabilities (including the cost of any investigation, legal and other expenses incurred in connection with and amounts paid in settlement of any action, suit, proceeding or claim asserted), joint or several, to which they may become subject, under the 1933 Act, the 1934 Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, not misleading or (ii) in the Basic Prospectus or the Prospectus Supplement or any amendment thereto or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to the Underwriter furnished to the Company by such Underwriter specifically for use in connection with the preparation thereof.

     (b) Regardless of whether any Certificates are sold, each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its officers and directors and each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act against any losses, claims, damages or liabilities to which they become subject under the 1933 Act, the 1934 Act or other federal or state law or regulation, at common law or otherwise, to the same extent as the foregoing indemnity, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading or in (ii) the Prospectus or the Prospectus Supplement or any amendment thereto or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information relating to the Underwriter furnished to the Company by such Underwriter specifically for use in the preparation thereof and so acknowledged in writing, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against such loss, claim, damage, liability or action.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraphs a, b and c of this Section 5, such person (hereinafter called the indemnified party) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the indemnifying party) in writing thereof; but the omission to notify the indemnifying party shall not relieve such indemnifying party from any liability which it may have to any indemnified party otherwise than under such Paragraph. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified part shall have mutually agreed to the retention of such counsel, or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Underwriters in the case of parties indemnified pursuant to paragraph a of this Section 5 and by the Company in the case of parties indemnified pursuant to paragraphs b and e of this Section 5. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated above, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d) Each Underwriter agrees, severally and not jointly, to provide the Company no later than the date on which the Prospectus Supplement is required to be filed pursuant to Rule 424 (or such other time as is necessary to permit timely filing as required by the Securities Exchange Commission and its rules) with a copy of any Derived Information (defined below) for filing with the Commission on Form 8-K.

     (e) Each Underwriter agrees, jointly and not severally, assuming all Company-Provided Information (defined below) is accurate and complete in all material respects, to indemnify and hold harmless the Company, its respective officers and directors and each person who controls the Company within the meaning of the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Derived Information provided by such Underwriter, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. The several obligations of each Underwriter under this Section 5(e) shall be in addition to any liability which each Underwriter may otherwise have.

     The procedures set forth in Section 5(c) shall be equally applicable to this Section 5(e).

     (f) For purposes of this Section 5, the term "Derived Information" means such portion, if any, of the information delivered to the Companies pursuant to
Section 5(d) for filing with the Commission on Form 8-K as: (i) is not contained in the Prospectus without taking into account information incorporated therein by reference; and (ii) does not constitute
Company-Provided Information. "Company-Provided Information" means any computer tape furnished to the Underwriters by the Company concerning the assets comprising the Trust.

     (g) If the indemnification provided for in this Section 5 is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and each Underwriter from the sale of the Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only relative benefits referred to in clause (i) above but also the relative fault of the Company and of each Underwriter in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and each Underwriter shall be deemed to be in such proportion so that each Underwriter is responsible for that portion determined by multiplying the total amount of such losses, claims, damages and liabilities, including legal and other expenses, by a fraction, the numerator of which is (x) the excess of the Aggregate Resale Price (as defined below) of the Offered Certificates underwritten by such Underwriter over the aggregate purchase price of such Certificates specified in Section of this Agreement and the related Prospectus Supplement, and the denominator of which is (y) the Aggregate Resale Price of such Offered Certificates, and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of the immediately preceding sentence, the "Aggregate Resale Price" of the Offered Certificates at the time of any determination shall be the weighted average of the purchase prices (in each case expressed as a percentage of the aggregate principal amount of the Offered Certificates so purchased), determined on the basis of such principal amounts, paid to the Underwriter by all subsequent purchasers that purchased the Offered Certificates on or prior to such date of determination. The relative fault of the Company and each Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by either Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (h) The Company and each Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph g of this Section 5. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (g) of this Section 5 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, neither Underwriter shall be required to contribute any amount by which the Aggregate Resale Price exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.

     (i) The Company and each Underwriter each expressly waive, and agree not to assert, any defense to their respective indemnification and contribution obligations under this Section 5 which they might otherwise assert based upon any claim that such obligations are unenforceable under federal or state securities laws or by reasons of public policy.

     (j) The obligations of the Company under this Section 5 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the 1933 Act or the 1934 Act; and the obligations of the Underwriters under this Section 5 shall be in addition to any liability that the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company and to each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act; provided, however, that in no event shall the Company or either Underwriter be liable for double indemnification.

     6. Survival of Certain Representations and Obligations. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers and the Underwriter set forth in, or made pursuant to, this Underwriting Agreement shall remain in full force and effect, regardless of any investigation, or statement as to the result thereof, made by or on behalf of any Underwriter, the Company, or any of the offices or directors or any controlling person of any of the foregoing, and shall survive the delivery of and payment for the offered Securities.

     7. Termination. (a) This Underwriting Agreement may be terminated by the Company by notice to the Underwriter in the event that a stop order suspending the effectiveness of the Registration Statement shall have been issued or proceedings for that purpose shall have been instituted or threatened.

     (b) This Underwriting Agreement may be terminated by the Underwriter by notice to the Company in the event that the Company or the Servicer shall have failed, refused or been unable to perform all obligations and satisfy all conditions to be performed or satisfied hereunder by the Company at or prior to the Closing Date.

     (c) Termination of this Underwriting Agreement pursuant to this Section 7 shall be without liability of any party to any other party other than as provided in Sections 8 and 12 hereof.

     8. Default of Underwriter. If the Underwriter defaults in its obligation to purchase the Offered Securities as provided in this Underwriting Agreement and the aggregate principal amount of the Offered Securities with respect to which such default occurs is more than ten percent of the aggregate principal amount, notional amount or Stated Amount, as applicable, of such Offered Securities, as the case may be, and arrangements satisfactory to the Underwriter and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after any such default, this Underwriting Agreement will terminate without liability on the part of the Company except for the expenses to be paid or reimbursed by the Company pursuant to Section 11 hereof and except for the provisions of Sections 14 hereof. As used in this Underwriting Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 8.

     9. Expenses. The Company agrees with the Underwriter that: (a) whether or not the transactions contemplated in this Underwriting Agreement are consummated or this Underwriting Agreement is terminated, the Company will pay all fees and expenses incident to the performance of its obligations under this Underwriting Agreement, including but not limited to, (i) the Commission's registration fee, (ii) the expenses of printing and distributing this Underwriting Agreement and any related underwriting documents, the Registration Statement, any preliminary prospectus, the Prospectus Supplement, any amendments or supplements to the Registration Statement or the Prospectus Supplement, and any Blue Sky memorandum or legal investment survey and any supplements thereto, (iii) fees and expenses of rating agencies, accountants and counsel for the Company, (iv) the expenses referred to in ____________ hereof, and (v) all miscellaneous expenses referred to in _______ of the Registration Statement; (b) all out-of-pocket expenses, including counsel fees, disbursements and expenses, reasonably incurred by the Underwriter in connection with investigating, preparing to market and marketing the Offered Securities and proposing to purchase and purchasing the Offered Securities under this Underwriting Agreement will be borne and paid by the Company if this Underwriting Agreement is terminated by the Company pursuant to Section 10 hereof or by the Underwriter on account of the failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on the part of the Company to be performed or satisfied hereunder; and (c) the Company will pay the cost of preparing the certificates for the Offered Securities.

     Except as otherwise provided in this Section 9, the Underwriter agrees to pay all of its expenses in connection with investigating, preparing to market and marketing the Offered Securities and proposing to purchase and purchasing the Offered Securities under this Underwriting Agreement, including the fees and expenses of their counsel and any advertising expenses incurred by it in making offers and sales of the Offered Securities.

     10. If the sale of the Offered Securities provided/or herein is not consummated because any condition to the obligation of the Underwriter set forth in Section 2 is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, other than by reason of a defendant by the Underwriter, the Company will reimburse the Underwriter, upon demand, for all out-of-pocket expenses (including reasonable fees and disbursements of counsel that shall have been incurred by it in connection with the proposed offering of the Offered Securities.

     11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to the Company at _______ or if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at One Seaport Plaza - 30th Floor, New York, New York 10292, attention: David Rodgers.

     12. Successors. This Underwriting Agreement shall inure to the benefit of and shall be binding upon the Underwriter, the Company and their respective successors and legal representatives, and nothing expressed or mentioned herein on in this Underwriting Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement, or any provisions herein contained, the Underwriting Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the representations and warranties of the Company and the Servicer contained herein or in this Underwriting Agreement shall also be for the benefit of any person or persons who controls or control any Underwriter within the meaning of Section 15 of the 1933 Act, and (ii) the indemnities by the Underwriter shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the 1933 Act. No purchaser of the Offered Securities from the Underwriter shall be deemed a successor because of such purchase. This Underwriting Agreement and each Underwriting Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instruments.

     13. Applicable Law; Counterparts. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument.

     14. Time of the Essence. Time shall be of the essence of each Underwriting Agreement.

     If the foregoing is in accordance with your understanding, please sign and return two counterparts hereof.



                                     Very truly yours,

                                     PRUDENTIAL SECURITIES SECURED
                                     FINANCING CORPORATION



                                     By
                                       ----------------------------------------
                                       Name:
                                       Title:




Accepted as of The date hereof:

PRUDENTIAL SECURITIES
  INCORPORATED


By
  ----------------------------------
  Name:
  Title:

                                   SCHEDULE I




Title of Offered Securities:

Prudential Securities Secured Financing Corporation Commercial Mortgage Pass-Through Certificates, Series __________, Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and Class F.


Terms and Conditions:

Specified funds for payment of purchase price:

     Wire transfer of immediately available Federal Funds.

Required Rating:

     As described in the Prospectus Supplement.

Time of Delivery:

   _________________ at _____ A.M., New York City time.

Closing Location:

         O'Melveny & Myers LLP
         153 East 53rd Street
         New York, New York  10022

Names and address of Underwriter:

      Address for Notices, etc.:   Prudential Securities Inc.
                                   One Seaport Plaza
                                   New York, New York 10292




                                      I-1